EXHIBIT 5.2

EXECUTION VERSION

To the addressees listed in

Appendix D to this Opinion

Luxembourg, 15 April 2014

LASC/MIJ – 54818.10744656v4

PROJECT RHINE

Dear Madam, dear Sir,

We are lawyers admitted to practice under the laws of Luxembourg. In such capacity, we have acted as Luxembourg legal advisers to the Companies and have been asked by the Companies to provide to the addressees listed in Appendix D to this Opinion our opinion as to certain matters of Luxembourg law as further set out in section 5 of this Opinion in connection with your filing of Amendment No. 1 to a Registration Statement on Form S-3 (File No. 333-190543) with the United States Securities and Exchange Commission under the United States Securities of Act of 1933, as amended, relating to the registration of, inter alia, the subsidiary guarantees by the Companies under the Contractual Documents.

1.	In arriving at the opinions expressed below, we have examined and relied on the Documents.

Capitalized terms used herein are defined in appendix A, B and/or C hereto.

2.	This Opinion is limited to Luxembourg Law. Accordingly, we express no opinion with regard to any system of law other than Luxembourg Law, in addition, we express no opinion on the legality and/or validity and/or enforceability and/or the performance of the Contractual Documents or any documents referred to in any of the Contractual Documents (including as to whether such create valid, legal and enforceable security on the Companies’ securities and/or assets held by the Companies), which have not been reviewed for this purpose.

ASSUMPTIONS

3.	For the purpose of this Opinion we have assumed:

(i)	that the Contractual Documents will be signed by each of the parties thereto substantially in the form examined by us and as approved by the managers of the Companies in the relevant Resolutions and that any amendments and modifications to the Contractual Documents since our examination have been made in accordance with the Resolutions;

(ii)	that, in respect of each of the Contractual Documents and each of the transactions contemplated by, referred to in, provided for or effected by the Contractual Documents, (a) the parties to the Contractual Documents will enter into the same in good faith and for the purpose of carrying out their business, (b) the parties to the Contractual Documents will enter into the same on arms’ length

(iii)	commercial terms, (c) the parties to the Contractual Documents will enter into the same without any intention to defraud or deprive of any legal benefit any other persons (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction, (d) the entry into the Contractual Documents and the performance of any rights and obligations thereunder are in the best corporate interest (intérêt social) of the parties thereto and (e) the binding effect of the Contractual Documents on each party will not be affected by any matter or factual circumstance such as fraud, coercion, duress, undue influence or mistake;

(iv)	that the managers of each of the Companies have reviewed and are satisfied that the transactions contemplated by, referred to in, provided for or effected by the Contractual Documents are in the best corporate interest of each of the Companies;

(v)	that the Resolutions were properly passed, that the meetings of the board of managers of each of the Companies were properly convened for the purpose of adopting the relevant Resolutions, that, in each of the Companies, each manager has properly performed his/her duties and that all provisions relating to the declaration of opposite interests or the power of the interested managers to vote were fully observed;

(vi)	that the head office (administration centrale) and the place of effective management (siège de direction effective) of the Companies are located at the place of their respective registered office (siège statutaire) in Luxembourg;

(vii)	for the purposes of the Insolvency Regulation, that the centre of main interests (centre des intérêts principaux) of the Companies is located at the place of their respective registered office (siège statutaire) in Luxembourg;

(viii)	that during the search made on 15 April 2014 on the web site of the Luxembourg Trade and Companies’ Register, the files of the Companies were complete and accurate at the time of such search and have not been modified since such search;

OPINION

4.	On the basis of the assumptions set out above and subject to the qualifications set out below and to any factual matters, documents or events not disclosed to us, we are of the opinion that:

1)	Each of the Companies is a société à responsabilité limitée incorporated before a Luxembourg notary for an unlimited duration and existing under Luxembourg Law.

2)	Each of the Companies has the necessary corporate power and authority under its Articles of Association to sign, perform and execute the Contractual Documents.

3)	Each of the Companies has taken all necessary corporate action to authorize the signature, performance and execution of the Contractual Documents.

QUALIFICATIONS

5.	The opinions expressed above are subject to the following qualifications:

(i)	we do not have detailed knowledge of any documents other than the Documents even if referred to in such Documents;

(ii)	we express no view on factual matters; in particular we express no view on the analysis of the managers of each of the Companies according to which they have reviewed and have satisfied themselves that the transactions contemplated by the Contractual Documents are in the best corporate interest of each of the Companies and that each of the Companies derives a corporate benefit from the Contractual Documents and the transactions contemplated thereunder.

(iii)	Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of the interpretation or liability arising thereunder will be governed by Luxembourg law and be brought before a court in Luxembourg;

(iv)	the opinions set out above are subject to all limitations by reason of national or foreign bankruptcy, insolvency, winding-up, liquidation, moratorium, controlled management, suspension of payment, voluntary arrangement with creditors, fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(v)	the Non-Registration Certificates do not determine conclusively whether or not the judicial decisions referred to therein have occurred. In particular, it is not possible to determine whether any petition has been filed or any similar action has been taken against or on behalf of any of the Companies regarding the opening of insolvency proceedings (faillite), suspension of payments (sursis de paiement), judicial liquidation (liquidation judiciaire), controlled management (gestion controlée) or homologating voluntary arrangements that any of the Companies would have entered into with their respective creditors (concordat préventif de faillite). The Non-Registration Certificates only mention such proceedings if a judicial decision was rendered further to such a request, and if such judicial decision was recorded with the Luxembourg Trade and Companies’ Register on the date referred to in any such Non-Registration Certificates, which differs from the date of issuance of the Non-Registration Certificates;

(vi)	in the case of court proceedings in a Luxembourg court or the presentation of the Contractual Documents – either directly or by way of reference – to an autorité constituée, such court or autorité constituée may require registration of all or part of the Contractual Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, which may result in registration duties, at a fixed rate or an ad valorem rate which depends on the nature of the registered document, becoming due and payable; and

(vii)	in the case of court proceedings in a Luxembourg court or the presentation of the Contractual Documents – either directly or by way of reference – to an autorité constituée, such court or autorité constituée may require a translation into French or German of the Contractual Documents;

6.	This Opinion speaks as of the date hereof. No obligation is assumed to update this Opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this Opinion in any respect.

7.	This Opinion is addressed solely to the addressees listed in Appendix D and solely for the purpose of the Contractual Documents. It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person. This Opinion is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any agreement or document referred to in the Contractual Documents or otherwise.

8.	This Opinion is given on the basis that it will be governed by and construed in accordance with Luxembourg Law and will be exclusively subject to Luxembourg jurisdiction.

Yours faithfully,

/s/ Arendt & Medernach

Arendt & Medernach

by Laurent Schummer

APPENDIX A – DEFINITIONS

Articles of Association means any and each of the Articles of Association 1, the Articles of Association 2, the Articles of Association 3, the Articles of Association 4, the Articles of Association 5, the Articles of Association 6, the Articles of Association 7, the Articles of Association 8, as the context may require.

Articles of Association 1 means the document referred to under item 1 in Appendix B.

Articles of Association 2 means the document referred to under item 2 in Appendix B.

Articles of Association 3 means the document referred to under item 3 in Appendix B.

Articles of Association 4 means the document referred to under item 4 in Appendix B.

Articles of Association 5 means the document referred to under item 5 in Appendix B.

Articles of Association 6 means the document referred to under item 6 in Appendix B.

Articles of Association 7 means the document referred to under item 7 in Appendix B.

Articles of Association 8 means the document referred to under item 8 in Appendix B.

Brussels Regulation means the European Council Regulation (EC) No 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

Companies means all of Company 1, Company 2, Company 3, Company 4, Company 5, Company 6, Company 7 and Company 8.

Company 1 means MPT RHM Holdco S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180198.

Company 2 means MPT RHM Christiaan S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180247.

Company 3 means MPT RHM Fontana S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180238.

Company 4 means MPT RHM Hillersbach S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180250.

Company 5 means MPT RHM Klaus S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180245.

Company 6 means MPT RHM Park S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180231.

Company 7 means MPT RHM Sonnenwende S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180222.

Company 8 means MPT RHM Vesalius S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180229.

Contractual Documents means the documents listed in Appendix C.

Corporate Documents means the documents listed in Appendix B.

Documents mean the Contractual Documents and the Corporate Documents.

Insolvency Regulation means the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings, as amended.

Luxembourg Law means the laws of Luxembourg as they stand as at the date hereof and as such laws are currently interpreted in published case law (except if published within the last thirty days) of the courts of Luxembourg or, to the extent this Opinion concerns documents signed prior to this date, the date of their signature and the period to date.

Mémorial means the Mémorial C, Journal Officiel du Grand-Duché de Luxembourg, Recueil des Sociétés et Associations.

Minutes 1 means the document referred to under item 9 in Appendix B.

Minutes 2 means the document referred to under item 10 in Appendix B.

Minutes 3 means the document referred to under item 11 in Appendix B.

Minutes 4 means the document referred to under item 12 in Appendix B.

Minutes 5 means the document referred to under item 13 in Appendix B.

Minutes 6 means the document referred to under item 14 in Appendix B.

Minutes 7 means the document referred to under item 15 in Appendix B.

Minutes 8 means the document referred to under item 16 in Appendix B.

Non-Registration Certificates means the documents referred to under items 25 to 32 inclusive in Appendix B.

Opinion means this legal opinion.

Resolutions means any or all of Resolutions 1, Resolutions 2, Resolutions 4, Resolutions 5, Resolutions 6, Resolutions 7 and Resolutions 8, as the context may require.

Resolutions 1 means the resolutions passed by the board of managers of Company 1 as shown in the Minutes 1.

Resolutions 2 means the resolutions passed by the board of managers of Company 2 as shown in the Minutes 2.

Resolutions 3 means the resolutions passed by the board of managers of Company 3 as shown in the Minutes 3.

Resolutions 4 means the resolutions passed by the board of managers of Company 4 as shown in the Minutes 4.

Resolutions 5 means the resolutions passed by the board of managers of Company 5 as shown in the Minutes 5.

Resolutions 6 means the resolutions passed by the board of managers of Company 6 as shown in the Minutes 6.

Resolutions 7 means the resolutions passed by the board of managers of Company 7 as shown in the Minutes 7.

Resolutions 8 means the resolutions passed by the board of managers of Company 8 as shown in the Minutes 8.

APPENDIX B – CORPORATE DOCUMENTS

1.	A copy of the coordinated articles of association of Company 1 as of 21 January 2014.

2.	A copy of the coordinated articles of association of Company 2 as of 21 January 2014.

3.	A copy of the coordinated articles of association of Company 3 as of 21 January 2014.

4.	A copy of the coordinated articles of association of Company 4 as of 21 January 2014.

5.	A copy of the coordinated articles of association of Company 5 as of 21 January 2014.

6.	A copy of the coordinated articles of association of Company 6 as of 21 January 2014.

7.	A copy of the coordinated articles of association of Company 7 as of 21 January 2014.

8.	A copy of the coordinated articles of association of Company 8 as of 21 January 2014.

9.	A copy of the signed minutes of the meeting of the board of managers of Company 1 held on 10 March 2014.

10.	A copy of the signed minutes of the meeting of the board of managers of Company 2 held on 10 March 2014.

11.	A copy of the signed minutes of the meeting of the board of managers of Company 3 held on 10 March 2014.

12.	A copy of the signed minutes of the meeting of the board of managers of Company 4 held on 10 March 2014.

13.	A copy of the signed minutes of the meeting of the board of managers of Company 5 held on 10 March 2014.

14.	A copy of the signed minutes of the meeting of the board of managers of Company 6 held on 10 March 2014.

15.	A copy of the signed minutes of the meeting of the board of managers of Company 7 held on 10 March 2014.

16.	A copy of the signed minutes of the meeting of the board of managers of Company 8 held on 10 March 2014.

17.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 1.

18.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 2.

19.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 3.

20.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 4.

21.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 5.

22.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 6.

23.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 7.

24.	An electronic excerpt dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 8.

25.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 1.

26.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 2.

27.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 3.

28.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 4.

29.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 5.

30.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 6.

31.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 7.

32.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 15 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 8.

APPENDIX C – CONTRACTUAL DOCUMENTS

1.	A draft of the supplemental indenture, governed by the laws of the State of New York, to be concluded by and among the Companies, as subsidiary guarantors, MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent guarantor, certain additional subsidiary guarantors and Wilmington Trust, National Association, as trustee;

2.	A form of the guarantee notation to be signed by the Companies, as subsidiary guarantors, in relation to the abovementioned supplemental indenture;

APPENDIX D – ADDRESSEES

Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

United States of America

MPT Operating Partnership, L.P.

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

United States of America

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

United States of America